UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________

HOMIE RECIPES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

45-5589664	2090
I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number

Jacyara de Jesus Marques

President

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8225

(Address, including zip code, and telephone number,  including area code, of registrant’s principal executive offices)

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

 (Address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerate filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting Company	[X]

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 (Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]
Common Stock by Company	4,000,000	$0.025	$100,000	$11.46
Total			$100,000	$11.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $116.10 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($100,000 x .00011460 = $11.46).

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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HOMIE RECIPES, INC. - 4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Homie Recipes, Inc.  (“HOMIE”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.025 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  HOMIE’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

Our auditor has expressed concern about our ability to continue as a going concern.

We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada.   We have not yet developed our website.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American Director to run our day-to-day operations in the USA, but Ms. Marques will remain as the company’s President.

The date of this prospectus is September 11, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

HOMIE is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. There will be illiquidity of any future trading market until the company is no longer considered a shell company. The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

Even though we’ll have increased expenses of publicly reporting (the expenses for this offering – approximately $5,700 - represents a significant portion of our current assets), the Company has decided to become public at this stage because we believe that this is the proper way to raise the required funds to implement our Plan of Operations and we may potentially raise enough funds to develop our business.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 07 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.025	$0.00	$0.025
25% of Offering	1,000,000	$25,000	$0.00	$25,000
50% of Offering	2,000,000	$50,000	$0.00	$50,000
75% of Offering	3,000,000	$75,000	$0.00	$75,000
Maximum	4,000,000	$100,000	$0.00	$100,000

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PART I

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

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Our Company

Homie Recipes, Inc. (HOMIE, we, the Company) is a development-stage Company that intends to stream videos and written recipes through a website. Our goal is to stream free recipes for ‘special’ homemade cuisines and food items. We intend to have recipes that are personal and have special meaning, on our website. What makes a recipe ‘special’ is the personal history or tradition behind it, for example, cookies made by someone’s mother on Christmas Eve, or a special pasta sauce prepared by their Grandmother made every Sunday when they were growing up, etc.

We plan on having an introductory segment for our videos, where a person will tell their story behind the recipe, explaining why they love it so much. After the introduction, we will have the ‘mothers’, ‘grandmothers’ or whomever the cook is, to prepare the recipe and food presentation. The last part of our videos will show the cook eating and enjoying the food.

We intend to allow users to upload their own videos, following our program format (introduction, recipe preparation, food presentation and tasting). All videos will be edited for time and content and will be subject to approval before it goes public on our website. We intend to generate revenue through the sale of advertisement to be placed throughout our website and in the videos.

As of the date of this prospectus, we have not yet contacted any possible client. Furthermore, we have not yet developed our systems and services. The Company has not yet implemented its business model and to date has generated no revenues.

The Company intends to focus its business in the United States of America.

HOMIE has no plans to change its business model or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

HOMIE believes that the sale of the 25%, offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations and start generating revenues. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein.

Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $5,700 and Expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $13,150). For full disclosure; see our Use of Proceeds table on page 18.

Our president and director believes she will be able to advance funds (up to $11,500) required to maintain the reporting status with the SEC current  in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company, regardless of the amount raised through this offering. However, there is no contract in place or written agreement with Ms. Marques. The funds expressed in the above president’s verbal commitment, if necessary, will have no interest and no fixed repayment date.

Company History

HOMIE RECIPES, INC. was incorporated in the State of Nevada as a for-profit Company on June 22, 2012 and established June 30 as its fiscal year end.

We have shared office services located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8225 and our fax number is (775) 546-9905 The Company does not own or rent any property.

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As of June 30, 2012, the end of the most recent fiscal year end, HOMIE had raised $7,500 through the sale of its common stock to our sole officer and director. There is $6,500 of cash on hand in the corporate trust account. The Company currently has liabilities of $2,130, represented by expenses accrued during its start-up ($700 related to bookkeeping expenses and $1,430 related to incorporation costs). In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700, represented by SEC filing fee ($50), legal ($1,500), accounting ($3,000, included in the $2,130 liabilities shown above), EDGARization ($400), bookkeeper costs ($750).

The Company’s sole officer and director, Ms. Marques, owns 100% of the outstanding shares and will own 65.2% after this offering is completed, if all the offered shares are sold.

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

We intend to generate revenues through the sale of advertisement to be placed throughout our website and in the videos.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company. Failure to raise funds will require the Company to cease operations.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Ms. Marques will remain as the company’s President.

Being an Emerging Growth Company

HOMIE is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically

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associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors.

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the

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audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.

Solicitation of proxies in violation of rules and regulationsIt shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.

Giving or refraining from giving proxy in respect of any security carried for account of customer

1.

It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.

With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The Offering

As of June 30, 2012, HOMIE has 7,500,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. HOMIE will receive all proceeds from the sale of the common stock.

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Securities being offered by the Company, common stock, par value $0.001: 4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company: A price, if and when the Company sells the shares of common stock, is set at $0.025.
Number of shares outstanding before the offering of common shares: 7,500,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares: 11,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering: None.

Market for the common shares: There is no public market for the common shares. The price per share is $0.025. Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds: HOMIE will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering (i) website development costs; estimated at $35,000 (ii) advertisement clients search, estimated at $15,000, (iii) to initiate marketing campaign, estimated at $30,000, (iv) and administrative expenses estimated at $1,150. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by HOMIE.

The $5,700 consists of SEC filing fee ($50), legal ($1,500), accounting ($3,000), EDGARization ($400) and bookkeeper costs ($750).

Termination of the offering: The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. HOMIE may at its discretion extend the offering for an additional 90 days.

Terms of the offering: The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. HOMIE has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary of Consolidated Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

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Balance Sheet Data	As of June 30, 2012
Total Assets	$6,500
Total Liabilities	$2,130
Shareholder’s Equity	$4,370

Statement of Operations	June 22, 2012 (inception date) through June 30, 2012
Revenue	$0.00
Net Loss	$(3,130)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, HOMIE has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of its common stock as the sole source of funds for our future operations.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. We have incurred cumulative net losses of $3,130 since June 22, 2012 (date of inception). We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of June 30, 2012, we had cash in the amount of $6,500. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

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If we do not obtain adequate financing, our business will fail, resulting in the complete loss of your investment

If we are not successful in earning revenues once we have started our services activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers and clients. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

Since we are a shell Company there are restrictions imposed upon the transferability of unregistered shares

HOMIE is considered a shell company as defined in Rule 405, with nominal operations and assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

There is no established market for shares of the Company’s common stock, which could make markets for these shares extremely illiquid

At present, there is no established public market for the Company’s shares. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company. Additionally, because the Company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Investing in the Company is a highly speculative investment and could result in the entire loss of your investment

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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Buyers will pay more for our common stock than the pro rata portion of the assets are worth; as a result, investing in our Company may result in an immediate loss

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.025 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. HOMIE’s assets do not substantiate a share price of $0.025. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

The Company’s management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current share holders’ equity

The company has 75,000,000 authorized shares, of which only 7,500,000 are currently issued and outstanding and only 11,500,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Investors may find decisions made by management contrary to their interests

The sole Officer and Director of the Company have complete discretion in the allocation of proceeds in the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of the officer. While the Company anticipates that the proceeds of the Offering

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will be used for working capital, marketing, website development and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

RISKS RELATED TO INVESTING IN OUR COMPANY

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in suspension or end of our operations

We were incorporated on June 22, 2012 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to attract customers and to generate revenues through the sale of advertisement.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Uncertainty exists as to whether the Company will have sufficient funds to carry out its business strategy thereby making an investment in the company extremely speculative

The Company will likely be required to raise substantial additional funds. The Company’s forecast of the period of time through which its financial resources will be adequate to support its future operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to the Company’s stockholders. If adequate funds are not available, the Company may be not be able to begin operations or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its future operations and financial conditions.

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RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we are unable to successfully manage growth, our operations could be adversely affected

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

As the Company’s sole officer and director has other outside business activities, she may not be in a position to devote a majority of her time to the company, which may result in periodic interruptions or business failure

Ms. Marques, our sole officer and director, has other business interests and currently devotes approximately 8 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Marques, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the company’s business. However, she may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Since our sole officer and director resides in Sao Paulo, Brazil, shareholders may have difficulties enforcing their legal rights under United States securities laws

Even though we are a Nevada corporation, our management’s residence is in the city of Sao Paulo, in Brazil. Her ability to travel to the United States depends on her availability of time, resources, a valid passport and visa. Although it may be difficult to obtain in personam jurisdiction, our sole officer and director is still subject to her obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors or US entities.

There will be no assurance that the president would be able to attend any event in person on a timely matter or at all.

Because our management is inexperienced in operating HOMIE’s business, our business plan may fail

Our management does not have any specific training in running a food preparation business through the website. With no direct training or experience in the website activity, our management may not be fully aware of many of the specific requirements related to working within this area. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this business.

Our sole officer and director has no prior experience managing a public company

Our sole officer and director, Ms. Marques, has never worked for or managed a public company before. Ms. Marques has no experience in accounting, however, the Company has hired a third party

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bookkeeping firm to maintain ourbooks and records and prepare our financial statements.There are a lot of responsibilities that comes with managing a public company. Ms. Marques inexperience could affect our company negatively.

Our Company may not be able to establish and maintain disclosure controls, procedures and internal control over financial reporting.

Because our Company has a sole officer, having the capability to maintain disclosure controls and procedures, and especially internal controls over financial reporting may be difficult. Even though our sole officer has been in charge of a wide range of responsibilities, there are no other employees checking or double-checking her actions. Our sole officer is in charge of every transaction and because we don’t have anyone else making decisions or questioning our sole officer’s decisions and spotting possible mistakes, we cannot have effective controls.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

We may not be able to find suitable clients and close partnerships required for our business to work

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the Company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons and it may be harmful to the Company’s business.

The Company may not be able to market its products via the internet and lose market share as a result

The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may need to move towards traditional non-electronic sales, marketing and distribution.

Because we have no operations to date, there is no guarantee that our business will succeed

The success of our business depends on a number of factors, including, proper marketing, public and clients’ acceptance and proper development of our website. Our revenue will be generated from the sale of advertisements, after we raise enough funds from this offering to implement our plan of operations. Because we have not yet raised any funds, contacted possible client and we have not developed our website yet, there is absolutely no guarantee that our business will succeed.

Because we are not established, our services and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment

Because we are a new company with new services and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services other than ours that are well-known or familiar to them and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

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The Company may be unable to make necessary arrangements at acceptable cost

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the clients or are faced with circumstances that are beyond our ability and knowledge to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted

There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our website, advertising, and marketing activities. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If there are events or circumstances affecting the reliability and security of the Internet, access to our website and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations

Despite the implementation of security measures, our web site infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

Because of the Company’s dependence on computer and telecommunications infrastructure and computer software, any systems disruptions or operating malfunctions would affect the Company’s costs of doing business and could cause the business to fail

The Company’s success will be dependent in large part on computer systems that deliver its content and the networks that connect those computer systems, especially the e-commerce connections that allow the Company to collect revenues for the services it provides. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which may require the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing, or adopting such technological changes on a timely basis or that it will have the resources available to invest in new technologies. In addition, the Company’s business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business. Operating malfunctions in the software systems of

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financial institutions, market makers, and other parties may also have an adverse affect on the ability  of the Company to operate.

Because the majority of the company’s business will be conducted through the internet, the company’s success will depend on its ability to continually adjust its services to customer needs

The majority of the Company’s products and services are provided through the Internet. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. The Company’s success will depend partially on the ability to introduce new content and services continually and on a timely basis and to continue to improve the performance, features, and reliability of its products and services in response to both evolving demands of prospective customers and competitive products.

Because the majority of the Company’s business will be conducted through the internet, the Company’s success will depend on its ability to increase the size of its user base

Increasing the size of the Company’s user base is critical to increasing revenues. If the Company cannot increase the size of its user base, it may not be able to generate additional revenues, which could leave it unable to maintain or increase its business. To increase its user base, the Company must (i) continuously update its content; (ii) increase brand recognition through advertising and syndication; (iii) enhance its technology to improve the functionality of its website; and (iv) offer attractive opportunities to electronic commerce sponsors and users. If the Company does not achieve these objectives to increase its user base, its business could be harmed.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25% ($25,000), 50% ($50,000), 75% ($75,000) and 100% ($100,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

GROSS PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%
Dollar amount	$25,000	$50,000	$75,000	$100,000

EXPENSES RELATED TO THIS OFFERING

Legal	$ 1,500	$ 1,500	$ 1,500	$ 1,500
Bookkeeper	$ 750	$ 750	$ 750	$ 750
Accounting	$ 3,000	$ 3,000	$ 3,000	$ 3,000
EDGARization	$ 400	$ 400	$ 400	$ 400
SEC Registration Fee	$ 50	$ 50	$ 50	$ 50
TOTAL	$ 5,700	$ 5,700	$ 5,700	$ 5,700

[18] EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE

Accounting	$ 7,500	$ 7,500	$ 7,500	$ 7,500
Bookkeeper	$ 2,250	$ 2,250	$ 2,250	$ 2,250
EDGARization	$ 900	$ 900	$ 900	$ 900
XBRL expenses	$ 2,500	$ 2,500	$ 2,500	$ 2,500
TOTAL	$13,150	$13,150	$13,150	$13,150

NET PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%
Dollar amount	$ 6,150	$31,150	$56,150	$81,150

USE OF NET PROCEEDS

Website development costs	$ 3,000	$15,000	$28,000	$ 35,000

Costs related to searching for advertisement clients	$ 1,000	$ 4,800	$12,000	$ 15,000

Costs with Marketing	$ 2,000	$11,000	$15,500	$ 30,000

Office supplies, Stationery, Telephone, Internet	$ 150	$ 350	$ 650	$ 1,150

The above figures represent only estimated costs.

For the expected timeline for completion of the phases described above, see Plan of Operation, on page 39.

The proceeds will neither be used, fully or in part, to pay salary or make any other payments to the Company’s President and Director, Ms. Marques nor the Company’s Secretary, Mrs. Ana Efigenia de Jesus Marques.

The total estimated expenses related to this offering of $5,700; include our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering. We estimate a cost of $3,000 with auditor’s fees and $750 with bookkeeper’s fees to prepare the June 30, 2012 fiscal year end financials contained in this registration statement, plus $1,500 for the attorney’s opinion letter and $50 (to cover the $11.46 and wire transfer fee) for the SEC registration fee. We expect to have costs related to EDGARization of $400.

The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $116.10 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($100,000 x .00011460 = $11.46).

In the twelve months after we become effective, in order to meet our reporting obligations, we expect to spend $1,500 with auditor’s fees for each review of our Financial Statements for 3 forms 10Q’s (totalling $4,500) and $3,000 for the fiscal year end financials audit. The bookkeeper’s fees for each financial statement will be $750 (totalling $2,250). We expect to have costs related to EDGARization of

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$900 ($525 for 3 forms 10Q’s and $375 for 1 form 10K) and $2,500 for the annual XBRL mapping fee.

As shown on the table above, we intend to allocate part of the proceeds to keep our reporting status with the SEC current. Our President and Director intends to advancing funds (up to $11,500) required to maintain the reporting status current in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds were obtained by the Company. However, there is no contract in place or written agreement with Ms. Marques. The funds expressed in the above president’s verbal commitment, if necessary, will have no interest and no fixed repayment date.

The net proceeds amount expected if all 100% of the shares are sold is $81,150 (gross proceeds amount less the expenses related to Legal & Accounting, Transfer Agent & Printing and SEC filing fee. The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Ms. Marques.

The estimated offering expenses of $5,700 include our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering. The estimated accounting cost of $3,000 represents our estimated auditors’ and bookkeepers’ expenses for the year-end audit. If the real costs are higher than the expected, our president has indicated that she intends to advance funds required to maintain the reporting status current in the form of a non-secured loan for the next twelve months (up to $11,500).

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by HOMIE and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on June 22, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.0006
Potential gain to existing shareholders	$$100,000
Net tangible book value per share after offering	$0.0087
Increase to present stockholders in net tangible book value per share after offering	$0.0081
Capital contributions	$$100,000
Number of shares outstanding before the offering	7,500,000
Number of shares after offering held by existing stockholders	7,500,000
Percentage of ownership after offering	65.2%

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Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.016
Net tangible book value per share after offering	$0.0087
Capital contributions	$$100,000
Percentage of capital contributions	93.0%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	34.8%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.018
Net tangible book value per share after offering	$0.0070
Capital contributions	$75,000
Percentage of capital contributions	90.9%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.020
Net tangible book value per share after offering	$0.0046
Capital contributions	$50,000
Percentage of capital contributions	87.0%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	21.1%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.022
Net tangible book value per share after offering	$0.0028
Capital contributions	$25,000
Percentage of capital contributions	76.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	11.8%

PLAN OF DISTRIBUTION

HOMIE is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by HOMIE. All of these shares will be issued to business associates, friends, and family of the management of the Company.

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Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

7,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for possible sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

HOMIE will receive all proceeds from the sale of the shares. The price per share is fixed at $0.025. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 4,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. HOMIE may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  HOMIE will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

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3.   Our sole officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

HOMIE will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES

We have 7,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of Homie Recipes, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

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Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 65.2% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

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In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, HOMIE will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C., Certified Public Accountant to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On June 22, 2012, Ms. Jacyara de Jesus Marques, President and Director, incorporated the Company in the State of Nevada and established a fiscal year end of June 30th. The objective of this corporation is to create a website to stream free videos and written recipes for ‘special’ homemade food.

[25]

We are a development-stage Company that intends to stream videos and written recipes through a yet to be developed website. Our goal is to stream free recipes for ‘special’ homemade cuisines and food items and generate revenue through the sale of advertisement to be placed throughout our website and in the videos.. We intend to have recipes that are personal and have special meaning, on our website. What makes a recipe ‘special’ is the personal history or tradition behind it, for example, cookies made by someone’s mother for Christmas Eve, or a special pasta sauce prepared by their Grandmother every Sunday when they were growing up etc.

We plan to generate revenue through the sale of advertisement to be placed throughout our website and in the videos.

As of the date of this prospectus, we have not yet contacted any possible advertising client. Furthermore, we have not yet fully developed our website and we have no users. The Company has not yet implemented its business model and to date has generated no revenues.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8225 and our fax number is (775) 546-9905 Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

HOMIE has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

The Company intends to focus its business in the United States of America.

We believe to still be able to execute our business plan and keep our status current with the SEC for a period of 12 months, if we raise at least $25,000, 25% of the shares offered in this offering. There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares. We plan to begin to expend proceeds to commence operations and do our best efforts to successfully implement our Plan of Operations even if we do not raise $25,000.

Market Opportunity

The Company believes that our website may attract a wide range of users, including food lovers, cooks and the food industry people who enjoy good food.

Food is a basic necessity for people, but it can also provide and create special moments and occasions. The Company believes that there are a greater number of people who prefer homemade food. We also believe that the internet is assessable to the mass population worldwide. Our website will be devoted to users that will be looking to share and learn new food recipes from different cultures. For this reason, we believe that it will be possible to find clients from the food industry to advertise on our website.

[26]

Description of our Services

We plan on having an introductory segment for our videos, where a person will tell their story behind the recipe, explaining why they love it so much. After the introduction, we will have the ‘mothers’, ‘grandmothers’ or whomever the cook is, to prepare the recipe and food presentation. The last part of our videos will show the participant eating and enjoying the food.

We intend to allow users to upload their own videos, following our program format (introduction, recipe preparation, food presentation and tasting). All videos will be edited for time and content and will be subject to approval before it goes public on our website. We intend to generate revenue through the sale of advertisement to be placed throughout our website and in the videos.

We need funds to fully develop our website, for our Marketing campaign (our goal is to make our website mainstream) and to find advertising clients (food related companies).

We expect to start generating revenues after we are able to fully develop our website, and after we search for advertising clients, according to our Plan of Operations ( full disclosure on page 39 ).

Competitive Advantages

HOMIE is unaware of any existing website exclusively dedicated to the free upload and view of homemade food recipes.

Our company has yet to enter the market and has no presence in the food preparation industry thus far. In order to enter into the market, HOMIE has to be able to successfully implement its plan of operations, which is exclusively dependent on the proceeds from this offering.

We believe that our business model is innovative, and once we are able to start our business there will be no direct competitors, or maybe just a very small number, as we have no knowledge of any other service similar to the one we intend to offer.

We will be competing against bigger and established website companies and TV shows that stream cooking recipes. Our strategy is to offer an innovative, personal and appealing way to stream homemade recipes where everyone will be able to add their own recipes into the website after Company`s  approval and edit for time and content.

Marketing

For our Marketing campaign, we intend to fully develop our under construction website (www.homierecipes.com). The website shall be developed with more or less features, depending on the amount raised in this offering. We intend to hire a third party website developer to finish our under construction website.

In order to have a profitable business, we will need to have as many clients who will pay for advertisements as possible. To attract clients, we’ll need to have as many users as we can, including users that will upload new recipes and users that will visit our website to see those recipes.

We also plan to have a presence in social Medias such as: twitter and Facebook. If finances allow, we plan on placing advertisements in specialized magazines, restaurants and food related websites and ultimately, to air TV commercials. Our goal is to make our website mainstream. Our president will be responsible for our Marketing campaign.

[27]

We plan on investing between $2,000and $30,000 for our Marketing campaign, depending on the funds from the sale of the offered shares herein.

We have not yet contacted or secured any kind of agreement and/or contract with any third part.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and products in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the homemade recipes industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, HOMIE has no permanent staff other than its sole officer and director, Ms. Jacyara de Jesus Marques, who is the President and Chairman of the Company and its secretary, Mrs. Ana Efigenia de Jesus Marques. Ms. Marques is employed elsewhere and has the flexibility to work on HOMIE up to 8 hours per week. She is prepared to devote more time to our operations as may be required. Mrs. Ana Efigenia de Jesus Marques is also employed elsewhere and intends to support the company’s president with videoediting and the recipe selections from the videos uploaded by the cooks. Both of them are not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also

[28]

intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

[29]

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

[30]

HOMIE RECIPES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2012

Audited

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENT OF CASH FLOW

NOTES TO FINANCIAL STATEMENTS

[31]

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Homie Recipes, Inc.

Carson City, Nevada

I have audited the accompanying balance sheet of Homie Recipes, Inc. (a development stage company) as of June 30, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from June 22, 2012 (inception) through June 30, 2012. These financial statements are the responsibility of the Company's   management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homie Recipes, Inc. as of June 30, 2012, and the results of its operations and its cash flows for the period from June 22, 2012 (inception) through June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

Ronald R. Chadwick, P.C.

July 30, 2012

RONALD R. CHADWICK, P.C.

[32]

HOMIE RECIPES, INC.

(A Development Stage Company)

BALANCE SHEET
Audited
June 30, 2012

ASSETS

CURRENT ASSETS
Cash	$6,500
TOTAL ASSETS	$6,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$700
Due to Related Party	1,430
TOTAL CURRENT LIABILITIES	2,130

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
7,500,000 shares of common stock	$7,500
Deficit accumulated during the development stage	(3,130)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	$4,370
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$6,500

The accompanying notes are an integral part of these financial statements.

[33]

HOMIE RECIPES, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(June 22, 2012) to
June 30, 2012
REVENUE

Revenues	$-
Total revenues	-

EXPENSES

Office and general	$(2,430)
Professional Fees	(700)
Total expenses	(3,130)

NET LOSS	$(3,130)

BASIC LOSS PER COMMON SHARE
0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

1,666,667

The accompanying notes are an integral part of these financial statements.

[34]

HOMIE RECIPES, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT
From inception (June 22, 2012) to June 30, 2012
Audited
				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (June 22, 2012)
Common stock issued for cash at $0.001
per share on June 29, 2012	7,500,000	$7,500	$-	$-	$7,500

Net loss for the period				(3,130)	(3,130)

Balance, June 30, 2012	7,500,000	7,500	-	(3,130)	4,370

The accompanying notes are an integral part of these financial statements

[35]

(A Development Stage Company)
STATEMENT OF CASH FLOW
Audited
Cumulative
results from
June 22, 2012
(inception date) to
June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,130)
Change in operating assets and Liabilities:
Increase(decrease) in accounts payable and accrued expenses	700
Expenses paid on company's behalf by related party	1,430
NET CASH USED IN OPERATING ACTIVITIES	(1,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	7,500
NET CASH PROVIDED BY FINANCING ACTIVITIES
7,500

NET INCREASE (DECREASE) IN CASH	6,500

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$6,500

The accompanying notes are an integral part of these financial statements.

[36]

HOMIE RECIPES, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

June 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on June 22, 2012 and established a fiscal year end of June 30. It is a development-stage Company that intends to stream videos and written recipes through a yet to be developed website. Our goal is to stream free recipes for ‘special’ homemade food. We intend to have recipes with a special personal meaning on our website.

The Company has not yet commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company. The Company is in the initial development stage and has incurred losses since inception totaling $3,130.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $3,130.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

[37]

HOMIE RECIPES, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

June 30, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 3 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On June 29, 2012, the sole Director purchased 7,500,000 shares of the common stock in the Company at $0.001 per share for $7,500.

As of June 30, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

[38]

HOMIE RECIPES, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

June 30, 2012

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2010 are as follows:

June 30, 2012

Net operating loss carry forward	3,130
Effective Tax rate	35%
Deferred Tax Assets	1,096
Less: Valuation Allowance	(1,096)
Net deferred tax asset	-

The net federal operating loss carry forward will expire between 2031 and 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

[39]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

HOMIE believes that the sale of the 25% of the offered shares herein would allow us to keep our reporting status current with the SEC, implement our Plan of Operations and start generating revenues. If we are able to only sell 25% of the shares offered, because of the limited budget, the president would need to perform most of the tasks. The closest the actual sales are, to the 25% sale scenario, the more work from the president would be required and therefore we would be able to hire only some help from professional consultants. The closest the actual sales are to the 100% sale scenario, the more work from professionals would be performed.

More funds available would allow us to develop a more professional website and consequently offer a more effective service. Even though we believe we may be able to develop our business if we sell only 25% of the shares offered herein, our website and services would not be as attractive to clients and users. This would reflect negatively on our sales and revenue.

After we have raised enough funds to start this plan of operations, we plan to accomplish the following phases:

Our net proceeds (Gross proceeds less Expenses related to this offering, estimated at $5,700 and Expenses to maintain our reporting status for 12 months after effective date, estimated at $13,150) are planned to be invested in the following phases:

Phase 1 - Website development	Month 1 to 6

Phase 2 - Finding advertising clients	Month 6 to 12

Phase 3 - Marketing	Month 9 to 12

TOTAL	12 months

Estimated time for completion of each phase of our Plan of Operations.

-

First phase: Website development

After we acquire the initial necessary funds, we plan on fully developing our website (www.homierecipes.com), currently under construction. Our plan is to create a user-friendly website that will include written and video instructions for the creation of the recipe videos which the Company will be able to edit and approve the videos before it goes public on our website. We intend to run several tests to ensure the whole functionality of the website.

[40]

We plan on hiring third party web developer to finalize our website. The president will be responsible to hire the third party personnel. The president and the secretary will be responsible to edit and select the recipes and videos uploaded by cooks.

We intend to allocate between $3,000 and $35,000 for our tests and website costs, depending on the funds from the sale of the offered shares herein.

100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
$35,000	$28,000	$15,000	$3,000
Full website development by professional developer	Full website development by professional developer	Website development by professional developer and by the president	Website development by the president with some help from third party consultant

-

Second Phase: Finding advertising clients

After we have fully developed our website, we will search for advertising clients. We intend to try and secure contracts with Companies that will pay us to place advertisement in our website and videos. We will search for cooking and food related Companies, such as: groceries stores, appliances stores and fabricators, specific food companies, etc. The Company’s president will deal with all negotiations.

We expect to allocate between $1,000 and $15,000 to cover costs related to finding advertising clients, depending on the funds from the sale of the offered shares herein. These costs will be used with possible travel costs, meals and to pay for meetings in restaurants with prospected clients. We intend to focus on big and international companies, but we may focus only on local business, depending on the funds available.

100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
$15,000	$12,000	$4,800	$1,000
Focus on big companies and grocery stores. Funds would be used for research, communication costs; travel expenses and to pay for meetings in restaurants with prospected clients.	Focus on big companies and grocery stores. Funds would be used for research, communication costs; travel expenses and to pay for meetings in restaurants with prospected clients.	Focus on groceries stores only. Funds would be used for research, communication costs and travel expenses.	Focus on groceries stores only. Funds would be used for research and communication costs.

-

Third Phase: Marketing

In order to have a profitable business, we will need to have as many clients who will pay for advertisements as possible. To attract clients, we’ll need to have as many users as we can, including user that will upload new recipes and users that will visit our website to see those recipes.

[41]

For our Marketing campaign, we plan to have a presence in social Medias such as: Twitter and Facebook. If finances allow, we plan on placing advertisements in specialized magazines, restaurants and websites and ultimately, to air TV commercials. Our goal is to make our website mainstream. Our president will be responsible for our Marketing campaign.

We plan on investing between $2,000and $30,000 for our Marketing campaign, depending on the funds from the sale of the offered shares herein.

100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
$30,000	$15,500	$11,000	$2,000
TV commercials, placement of advertising in several specialized magazines, restaurants and websites and presence in social Medias such as: Twitter and Facebook	Placement of advertising in several specialized magazines, restaurants and websites and presence in social Medias such as: Twitter and Facebook	Placement of advertising in some specialized magazines, restaurants and websites and presence in social Medias such as: Twitter and Facebook	Placement of advertising inrestaurants and websites and presence in social Medias such as: Twitter and Facebook

-

Office supplies, Stationery, Telephones, Internet

We intend to allocate between $150 and $1,150 to cover these costs, at the president’s discretion, depending on the funds from the sale of the offered shares herein.

After successfully completing the above described phases, we believe we will start generating revenue. The amounts expressed above are based on the use of the net proceeds from the possible sale scenarios between 25% and 100% of the shares offered in this prospectus.

HOMIE believes that the sale of the 25% of the offered shares herein would allow us to keep our reporting status current with the SEC, implement our Plan of Operations and start generating revenues.

The Company will incur additional expenses by becoming a reporting issuer; the Company’s gross proceeds would first be allocated to keep the company current in its Security and Exchange commission obligations. The Company may have to amend its use of proceeds if it does not raise at least 25% of the funds anticipated in this offering.  The company feels that a minimum of $13,150 would be required over a 12-month period to meet its reporting obligations. The company’s president has stated that she would lend the company money to maintain its reporting status if required but there is no written contract between the company and the president and there can be no assurance that the president will lend the company funds if required.

Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

We do not intend to operate our business in Brazil. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American director to run our day-to-day operations in the USA, but Ms. Marques will remain as the company’s president.

[42]

Results of Operations

For the period from inception through June 30, 2012, we had no revenue. Expenses for the period totaled $(3,130) resulting in a Net loss of $(3,130). The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of June 30, 2012 we had $6,500 in cash, with liabilities of $2,130, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Ms. Marques has lent the Company $1,430 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Ms. Marques has indicated that she may be willing to provide funds required to maintain the reporting status current in the form of a non-secured loan for the next twelve months (up to $11,500) as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC and implement its Plan of Operations, it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

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Should the Company fail to raise capital through this offering and Ms. Marques is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor, bookkeeper, edgarizer, including XBRL expenses, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director and a Secretary.

The name, address, age and position of our present sole officer and director and the Secretary are set forth below:

Name	Age	Position(s)
Jacyara de Jesus Marques	22	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
Ana Efigenia de Jesus Marques	60	Secretary

The persons named above have held their positions since inception of our Company and are expected to hold their positions at least until the next annual meeting of our stockholders.

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Business Experience

Jacyara de Jesus Marques

She had worked at Ticken Restaurantes for three years were she learned all general restaurant duties and got a taste for cooking. After that she worked at Laboratorio de Analises Clinicas Delboni Auriemo as an Ultrasound Technician from March 2009 to February 2012.

She completed high school in 2008 and she is currently studying Clinical Analysis Course at FAMESP.

Ana Efigenia de Jesus Marques

Ana Efigenia de Jesus Marques is Jacyara de Jesus Marques’ mother. She had also worked at Ticken Restaurantes for six years as a cook. Nowadays she cooks and also works home care for a senior citizen.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Ms. Marques other business interests and her involvement in HOMIE.

EXECUTIVE COMPENSATION

HOMIE has made no provisions for paying cash or non-cash compensation to its sole officer and director and secretary. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer and secretary for all services rendered in all capacities to us for the period from inception (June 22, 2012) through June 30, 2012.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacyara de Jesus Marques President	2012	0	0	0	0	0	0	0	0
Ana Efigenia de Jesus Marques	2012	0	0	0	0	0	0	0	0

We did not pay any salaries in 2012. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

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The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of June 30, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jacyara de Jesus Marques	-	-	-	-	-	-	-	-	-
Ana Efigenia de Jesus Marques	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of HOMIE has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. HOMIE may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 22, 2012) through June 30, 2012.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacyara de Jesus Marques	0	0	0	0	0	0	0
Ana Efigenia de Jesus Marques	0	0	0	0	0	0	0

At this time, HOMIE has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Jacyara de Jesus Marques, R. Cesar Batista,163, c. 8, 04312-130, Sao Paulo, SP, Brazil	7,500,000	100%	65.2%	73.9%	82.6%	91.3%
	Ana Efigenia de Jesus Marques, R. Cesar Batista, 163, c.8, 04312-130, Sao Paulo, SP, Brazil	none	0%	0%	0%	0%	0%
	All Officers and Directors as a Group (1 person)	7,500,000	100%	65.2%	73.9%	82.6%	91.3%

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[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Marques is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 29, 2012, we issued a total of 7,500,000 shares of common stock to Ms. Jacyara de Jesus Marques, our sole officer and director, for total cash consideration of $7,500. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Ms. Marques has lent the Company $1,430 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the

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successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	$ 1,500
Bookkeeper	$ 750
Accounting	$ 3,000
EDGARization	$ 400
SEC Registration Fee	$ 50
TOTAL	$ 5,700

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

HOMIE is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

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June 29, 2012

We have issued 7,500,000 common shares to our sole officer and director for total consideration of $7,500, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Homie Recipes, Inc., dated June 22, 2012.

Exhibit 3(ii)

Bylaws of Homie Recipes, Inc. approved and adopted on June 22, 2012.

Exhibit 5

Opinion of Befumo & Schaeffer PLLC, dated August 14, 2012, regarding the legality of the securities being registered.

Exhibit 23

Consent of Ronald R. Chadwick, P.C., Certified Public Accountant, dated September 11, 2012 , regarding the use in this Registration Statement of their report of the auditors and financial statements of Homie Recipes, Inc. for the period ending June 30, 2012.

UNDERTAKINGS

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The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  Sao Paulo, State of Sao Paulo, on this 11th day of September, 2012.

Homie Recipes, Inc.

/s/ Jacyara de Jesus Marques

Jacyara de Jesus Marques

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Jacyara de Jesus Marques

Jacyara de Jesus Marques

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

September 11, 2012

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